SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Twilio Inc

(Name of Registrant as Specified In Its Charter)

Anson Advisors Inc.

Anson Funds Management LP

Anson Investments Master Fund LP

Anson Management GP LLC

Anson East Master Fund LP

Anson North Star Tactical Equity Fund LP

AIMF GP LLC

AEMF GP LLC

ANSF GP LLC

Moez Kassam

Tony Moore

Amin Nathoo

Sagar Gupta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ANSON FUNDS COMMENTS ON RECENT EVENTS AT TWILIO

Clarifies that Continued Engagement with Twilio Board This Week Led to Critical Governance Changes, Including Departure of Longtime Director Byron Deeter

Intends to Continue to Hold Twilio Board Publicly Accountable Going Forward to Protect the Best Interests of All Stockholders

TORONTO—(BUSINESS WIRE)–Anson Funds Management LP and Anson Advisors Inc., the co-investment advisers of certain investment funds (collectively, “Anson Funds”), and significant stockholders of Twilio Inc. (NYSE: TWLO) (“Twilio” or the “Company”), today commented on recent actions taken by Twilio’s Board of Directors (the “Board”).

Sagar Gupta, Portfolio Manager and Head of Active Engagement at Anson Funds, stated:

“Following discussions between Anson Funds and the Company’s representatives that were ongoing through yesterday evening, Twilio’s Board issued a press release last night announcing the departure of long-tenured director Byron Deeter and a proposal to declassify the Board. These changes were based on Anson Funds’ recommendations and came only after our insistence to the Board that further actions were needed to position the Company and its stockholders for success following the announcement of an agreement with a new stockholder on April 1, 2024. While this agreement represented incremental positive change, in our view it was not enough to prevent the continued entrenchment of the Board and ensure an end to Twilio’s persistent underperformance.

During Anson Funds’ engagement with Twilio, the Company repeatedly rejected our proposals for governance improvements, the departure of directors with significant conflicts of interest and little relevance, and stockholder representation on the Board. Only under intense pressure from Anson Funds have Twilio’s directors taken steps to address these issues, highlighting the exceptional level of dysfunction within Twilio’s boardroom.

While we are pleased that our engagement has led to significant change – including the long overdue departure of Founder and Former CEO Jeff Lawson in January – proper alignment and oversight continue to be desperately needed to maximize long-term value. On behalf of all Twilio stockholders, we plan to hold the entire Board accountable in the public realm going forward. This scrutiny will be focused on all matters regarding strategy, operations, corporate governance, and capital allocation, including preventing further related-party transactions involving Bessemer Venture Partners, which in the past have been to the detriment of Twilio stockholders. This issue remains relevant despite Mr. Deeter’s departure given the continued directorship of another Bessemer partner, Board Chair Jeff Epstein.”

About Anson Funds

Anson Funds is a privately held alternative asset manager with US$1.8 billion in assets. Led by Chief Investment Officer Moez Kassam, the firm was founded in 2007 with offices in Toronto and Dallas.

Media Contact

Longacre Square Partners

anson@longacresquare.com

Important Information

Anson Funds Management LP, Anson Advisors Inc., Anson Investments Master Fund LP, AIMF GP LLC, Anson East Master Fund LP, AEMF GP LLC, Anson North Star Tactical Equity Fund LP, ANSF GP LLC, Anson Management GP LLC, Moez Kassam, Tony Moore, Amin Nathoo and Sagar Gupta (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying form of proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the 2024 Annual Meeting of Stockholders of Twilio Inc. (the “Company”). Stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, https://www.sec.gov/. Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in Exhibit 1 of the Schedule 14A filed by Anson Funds Management LP with the SEC on April 4, 2024.

Exhibit 1

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to file a definitive proxy statement and accompanying form of proxy card with the SEC to be used in connection with the 2024 annual meeting of shareholders of Twilio Inc. (the “Company”).

The “Participants” in this proxy solicitation are currently: (i) Anson Investments Master Fund LP (“Anson Investments Master Fund”), (ii) AIMF GP LLC (“AIMF GP”), (iii) Anson East Master Fund LP (“Anson East Master”), (iv) AEMF GP LLC (“AEMF GP”), (v) Anson North Star Tactical Equity Fund LP (“Anson North Star” and together with Anson Investments Master Fund and Anson East Master, the “Anson Master Funds”), (vi) ANSF GP LLC (“ANSF GP”), (vii) Anson Funds Management LP (“Anson Management”), (viii) Anson Advisors Inc. (“Anson Advisors” and together with Anson Management, the “Anson Investment Advisers”), (ix) Anson Management GP LLC (“Anson Management GP” and together with AIMF GP, AEMF GP and ANSF GP, the “Anson GP Entities”), (x) Moez Kassam (“Mr. Kassam”), (xi) Tony Moore (“Mr. Moore”), (xii) Amin Nathoo (“Mr. Nathoo” and together Mr. Kassam and Mr. Moore, the “Anson Individuals” and the Anson Individuals together with the Anson Master Funds, the Anson Investment Advisers and the Anson GP Entities, “Anson Funds”) and (xiii) Sagar Gupta.

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 632,683 shares of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”) (including 100 shares of Common Stock held in record name by Anson Investments Master Fund and 100,000 shares of Common Stock underlying certain call option contracts (“Call Options”) held by the Anson Master Funds). Anson Investments Master Fund beneficially owns 449,304 shares of Common Stock (including 100 shares held in record name and 25,000 shares of Common Stock underlying Call Options held by Anson Investments Master Fund). AIMF GP, as the general partner of Anson Investments Master Fund, may be deemed to beneficially own the 449,304 shares of Common Stock owned by Anson Investments Master Fund (including the 100 shares of Common Stock held in record name by Anson Investments Master Fund. Anson East Master beneficially owns 108,379 shares of Common Stock. AEMF GP, as the general partner of Anson East Master, may be deemed to beneficially own the 108,379 shares of Common Stock owned by Anson East Master. Anson North Star beneficially owns 75,000 shares of Common Stock underlying Call Options held by Anson North Star. ANSF GP, as the general partner of Anson North Star, may be deemed to beneficially own the 75,000 shares of Common Stock underlying Call Options held by Anson North Star. Each of the Anson Investment Advisers (by virtue of being a co-investment adviser to the Anson Master Funds), Anson Management GP (by virtue of serving as the general partner of Anson Management) and each of the Anson Individuals (by virtue of their relationships to the Anson Investment Advisers) may be deemed to beneficially own 632,683 shares of Common Stock (including the 100 shares of Common Stock held in record name by Anson Investments Master Fund and 100,000 shares of Common Stock underlying the Call Options held by the Anson Master Funds). Each of Anson Investments Master Fund and Anson East Master is subject to certain put option contracts with respect to shares of Common Stock (“Put Options”). Anson Investments Master Fund has sold 841 Put Options and Anson East Master has sold 209 Put Options. Each Put Option represents 100 underlying shares of Common Stock. None of the other Participants own, beneficially or of record, any securities of the Company as of the date hereof.